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                                                            EXHIBIT 10





                                   IGI, INC.

                                AMENDMENT NO. 4

                        IGI, INC. 1991 STOCK OPTION PLAN


   The IGI, Inc. 1991 Stock Option Plan, as amended (the "Plan"), is hereby amended as set forth below:

1. Section 2 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

         "Subject to the adjustment provided in Section 9, the aggregate number of shares of Common Stock of IGI which may be issued and sold pursuant to options granted under the Plan shall not exceed 3,100,000 shares of Common Stock, which may be either authorized but unissued shares or treasury shares."

2.  In all other respects, the Plan shall remain in full force and effect.



                                        Adopted by the
                                        Board of Directors
                                        On March 17, 1998